UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)

(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The compensation of Morris Weiss as a member of the special committee formed on January 11, 2008 has been increased from $10,000 to $30,000 for the third quarter of 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers

a) b)
 William T. Jacobson resigned as Chief Executive Officer and President and as a director on June 27, 2008.

On June 30, the Company hired Michael Lyon, 64, as Chief Executive Officer and President for a six month period.

Mr. Lyon brings more than 35 years of experience in finance, operations, law and strategic planning in a variety of businesses (both public and private) including steel manufacturing and coal mining .  He is a graduate of Stanford University and Stanford School of Law.  In the past five years, he has operated, Always Amazing, a multi-store private retail business and has been a financial and strategic consultant to early-stage companies including Caldera Pharmaceuticals, Inc. (bio-tech), VasSol Inc. (medical diagnostic), Managed Futures Advisors, Inc. (a licensed Futures Broker) and YListing Inc., a web-page developer.  He is currently a Principal Advisor to Sucsy, Fisher & Co., a boutique investment banker, and is President of Cirrus Advisors, Inc., a business consulting firm.

c)
 On June 30, 2008, the Company entered into an employment agreement with Michael Lyon in connection with his hiring as Chief Executive Officer and President.

The employment contract is for a period of six months.  It provides for cash compensation of $12,500 per month and for five year options to purchase 50,000 shares of Common Stock at $.65 per shares, the closing market price on June 30, 2008.  The shares vest ratably on a monthly basis with the first vesting being on June 30, 2008.  The agreement is attached as Exhibit 99.1

Item 8.01	Other Events

i) ii)
On May 27, 2008, the Company sold 461,315 shares of Common Stock for $.50 per share to IBS Turnaround Fund, L.P. (a Limited Partnership) and 1,538,685 shares of Common Stock for $.50 per share to IBS Turnaround Fund (QP) (a Limited Partnership).  The transactions were exempt from registration under Section 4(2) of the Securities Act of 1933.

The charter of the special committee formed by the board of directors on January 11, 2008 has been extended to September 30, 2008.

Item 9.01	Financial Statements and Exhibits

a)	99.1	Employment Agreement between Michael Lyon and Atlas Mining Company dated June 30, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	July 2, 2008	/s/	MICHAEL LYON
By: Michael Lyon
Chief Executive Officer and President